EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations 617-444-3913 jyoung@akamai.com	- or -	Tom Barth Investor Relations 617-274-7130 tbarth@akamai.com

Akamai Announces Proposed Offering of Convertible Senior Notes

CAMBRIDGE, MA, February 12, 2014 - Akamai Technologies, Inc. (NASDAQ: AKAM) (“Akamai”) today announced that it proposes to offer, subject to market factors and other conditions, $500 million aggregate principal amount of its convertible senior notes due 2019. The notes are to be offered and sold to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended. In addition, Akamai will grant the initial purchasers an option to purchase up to an additional $75 million principal amount of notes on the same terms and conditions. Upon conversion of the notes, holders of the notes will receive cash, shares of Akamai’s common stock or a combination of cash and shares of Akamai’s common stock at Akamai’s option. Interest on the notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2014. The notes will mature on February 15, 2019, unless earlier repurchased or converted in accordance with their terms prior to such date. The interest rate, initial conversion rate, offering price and other terms will be determined at the time of pricing the offering. The notes will be senior unsecured obligations of Akamai.

Akamai intends to use a portion of the proceeds to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from the sale of warrants pursuant to the warrant transactions described below). If the initial purchasers exercise their option to purchase the additional notes, Akamai expects to sell additional warrants to one or more of the initial purchasers of the notes or their respective affiliates or other financial institutions (the “Option Counterparties”) and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the additional warrant transactions, to enter into additional convertible note hedge transactions with the Option Counterparties.

Akamai may use approximately $60 million of the net proceeds from this offering to repurchase shares of its common stock from purchasers of notes in the offering in privately negotiated transactions effected through one or more of the initial purchasers or its affiliates as Akamai’s agent. Akamai expects the purchase price per share in such transactions to equal the closing price per share of Akamai's common stock on the date of pricing of the offering. The amount of Akamai’s common stock that Akamai actually repurchases may be more or less than $60 million. Akamai intends to use the remaining net proceeds of the offering for working capital and general corporate purposes, including potential acquisitions and other strategic transactions. Repurchases of common stock from purchasers of notes in the offering, as well as any additional repurchases of common stock by Akamai, could increase, or prevent a decline in, the market price of Akamai’s common stock or the notes.

In connection with the pricing of the notes, Akamai expects to enter into convertible note hedge transactions and warrant transactions with the Option Counterparties. The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the same number of shares of common stock that will initially underlie the notes and are expected generally to reduce the potential dilution with respect to Akamai’s common stock upon conversion of the notes and/or to offset any cash payments Akamai is required to make in excess of the principal amount of converted notes, as the case may be. The warrants will cover, subject to customary anti-dilution adjustments, the same number of shares of common stock. The warrant transactions could separately have a dilutive effect with respect to Akamai’s common stock to the extent that the market price per share of Akamai’s common stock exceeds the strike price of the warrants, unless Akamai elects, subject to certain conditions, to settle the warrants in cash.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the Option Counterparties or their respective affiliates expect to purchase shares of Akamai common stock and/or enter into various derivative transactions with respect to Akamai common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Akamai common stock or the notes at that time. In addition, the Option Counterparties or their respective affiliates may modify their hedge positions (and are likely to do so during any observation period related to a conversion of notes or following any repurchase of notes by Akamai on any fundamental change repurchase date or otherwise) by entering into or unwinding various derivatives with respect to Akamai’s common stock and/or purchasing or selling common stock or other securities of Akamai in secondary market transactions following the pricing of the notes and prior to the maturity of the notes. This activity could also affect the then-prevailing market price of Akamai’s common stock or the notes, which could affect the ability of holders to convert the notes and the amount and value of the consideration that holders receive upon conversion of the notes.

Morgan Stanley is acting as sole book-running manager for the proposed offering.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Akamai’s common stock, if any, issuable upon conversion of the notes). Any offer of notes will be made only by means of a private offering memorandum. The notes and any common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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The release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements with respect to Akamai's expectations to complete the proposed offering of the notes, its use of proceeds from the offering and the effect of the convertible note hedge and warrant transactions. There can be no assurance that Akamai will be able to complete the proposed notes offering on the anticipated terms, or at all. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the terms of the notes and the offering, risks and uncertainties related to whether or not the Company will consummate the offering, the impact of general economic, industry, market or political conditions and other factors that are discussed in Akamai’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.

About Akamai

Akamai® is the leading provider of cloud services for delivering, optimizing and securing online content and business applications. At the core of Akamai’s solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise. Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud.